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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" and to the inclusion in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-124601) and related Prospectus of Stone Arcade Acquisition Corporation of our report dated April 27, 2005 (with respect to Note G as to which the date is June 10, 2005) on our audit of the April 26, 2005 financial statements.

Eisner LLP

/s/ Eisner LLP
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New York, New York
June 10, 2005